EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-33009 and 33-98132) of Kyocera Corporation, and the Registration Statement on Form S-8 (No. 33-98114) of AVX Corporation of our report dated June 25, 2004 relating to the financial statements and financial statement schedules of the AVX Corporation Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 28, 2004